(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Mutual Funds

We consent to the use of our report dated December 19, 2013, incorporated herein by reference, for Voya Global Real Estate Fund (formerly, ING Global Real Estate Fund), a series of Voya Mutual Funds (formerly, ING Mutual Funds), and to the reference to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

July 14, 2014